Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CIRCOR International, Inc. of our report dated March 1, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CIRCOR International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 14, 2019